UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2026

KOHL'S CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Wisconsin	001-11084	39-1630919
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N56 W17000 Ridgewood Drive
Menomonee Falls, Wisconsin		53051
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 262 703-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	KSS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain

Officers; Compensatory Arrangements of Certain Officers

(e) Approval of Kohl’s Corporation 2024 Long-Term Compensation Plan, as amended and restated effective May 20, 2026

At the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of Kohl’s Corporation (the “Company” or “Kohl’s”), the Company’s shareholders approved the Kohl’s Corporation 2024 Long-Term Compensation Plan, as amended and restated effective May 20, 2026 (the “Plan”). The Plan was adopted by the Company’s Board of Directors on April 3, 2026, subject to shareholder approval at the Annual Meeting. The Plan is a material compensatory arrangement in which the Company’s named executive officers are eligible to participate.

Among other updates, the Plan was amended and restated to (i) increase the number of shares of Kohl’s common stock authorized for issuance under the Plan by 5,200,000 shares and increase the limit on the number of shares of Kohl’s common stock that can be used as awards of incentive stock options by the same amount; (ii) extend the term of the Plan for ten years through May 20, 2036; and (iii) establish a limit of $750,000 on the total annual compensation, including cash and equity, that may be paid to any non-employee director during a single board service year. As amended, the aggregate number of shares of Kohl’s common stock authorized under the Plan is 12,850,000 (representing 7,650,000 shares originally authorized on May 15, 2024 and 5,200,000 shares authorized as of May 20, 2026), plus unused shares that were subject to outstanding awards as of March 29, 2024, which totaled 4,785,851 as of said date, to the extent not used under the Plan.

The Plan provides for the grant of the following types of awards to Kohl’s current and former employees and non-employee members of the Company’s Board of Directors: (i) stock options; (ii) stock appreciation rights; (iii) stock awards, including restricted stock and restricted stock units; (iv) performance units; (v) performance shares; and (vi) substitute awards.

The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

(a) The Annual Meeting of the Company was held on May 20, 2026.

(b) At the Annual Meeting, the Company’s shareholders voted on four proposals. The number of votes cast for or against, and the number of abstentions and any broker non-votes, with respect to each proposal are set forth below. The results detailed below represent final voting results.

Proposal 1 – Election of Directors

The eight individuals nominated by the Board of Directors to serve as Directors were elected for a one-year term and until their successors are duly elected and qualified. The results of the voting on Proposal 1 are as follows:

Company Nominees	For	Against	Abstentions	Broker Non-Votes
Wendy Arlin	70,254,439	555,214	143,733	19,843,956
Michael J. Bender	69,895,084	866,026	192,276	19,843,956
Yael Cosset	65,813,568	4,932,753	207,065	19,843,956
H. Charles Floyd	69,818,036	982,712	152,638	19,843,956
Robbin Mitchell	69,184,522	1,561,558	207,306	19,843,956
Jonas Prising	67,870,641	2,876,278	206,467	19,843,956
John E. Schlifske	68,831,650	1,925,276	196,460	19,843,956
Adolfo Villagomez	70,089,802	708,621	154,963	19,843,956

Proposal 2 – Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

The results of the voting on Proposal 2 are as follows:

For	Against	Abstentions	Broker Non-Votes
66,512,423	4,040,026	400,937	19,843,956

Proposal 3 – Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year ending January 30, 2027

The results of the voting on Proposal 3 are as follows:

For	Against	Abstentions	Broker Non-Votes
86,826,762	3,667,981	302,599	0

Proposal 4 – Approval of the Kohl’s Corporation 2024 Long-Term Compensation Plan, as amended and restated effective May 20, 2026

The results of the voting on Proposal 4 are as follows:

For	Against	Abstentions	Broker Non-Votes
67,394,833	3,271,609	286,944	19,843,956

(c) Not applicable.

(d) Not applicable.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
10.1	Kohl’s Corporation 2024 Long-Term Compensation Plan, as amended and restated effective May 20, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOHL'S CORPORATION

Date:	May 21, 2026	By:	/s/ Jennifer Kent
Jennifer Kent Senior Executive Vice President, Chief Legal Officer and Corporate Secretary